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                                                                    EXHIBIT 23.2


[PRICEWATERHOUSECOOPERS LOGO]







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 9, 2001 related to the financial statements and financial statement schedule of RightCHOICE Managed Care, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
April 16, 2001